Independent Auditors' Report

The Stockholder and
   Board of Directors
Arrow Air, Inc.:

We have audited the accompanying balance sheets of Arrow Air, Inc. (a wholly owned subsidiary of Air Flite Operations, Inc.) as of March 31, 1998 and 1997, and the related statements of operations, stockholder's deficit, and cash flows for each of the years in the three-year period ended March 31, 1998. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Arrow Air, Inc. (a wholly owned subsidiary of Air Flite Operations, Inc.) as of March 31, 1998 and 1997, and the results of its operations and its cash flows for each of the years in the three-year period ended March 31, 1998, in conformity with generally accepted accounting principles.


                                                        KPMG LLP


Miami, Florida
November 27, 1998, except as to note 15, which is as of April 9, 1999

                                ARROW AIR, INC.
                          (A Wholly Owned Subsidiary of
                           Air Flite Operations, Inc.)

                                 Balance Sheets

                                                                         March 31,            December 31,
                                                              ----------------------------        1998
                           Assets                                 1998            1997        (unaudited)
                                                              ------------    ------------    ------------
Current assets:
   Cash, including cash equivalents of $658,000, $2,548,000
     and $3,258,386 in March 31, 1998 and 1997 and
     December 31, 1998 (unaudited), respectively              $  1,948,794       2,089,925       2,254,868
   Certificates of deposit                                         137,623         137,080         135,000
   Receivables:
     Trade, less allowance for doubtful accounts
       of $1,656,793, $1,227,085 and $2,289,807 in
       March 31, 1998 and 1997 and December 31,
       1998 (unaudited), respectively                            6,691,479       8,683,868       7,841,427
   Due from affiliates                                                  --          15,880              --
                                                              ------------    ------------    ------------

       Total receivables                                         6,691,479       8,699,748       7,841,427

   Prepaid expenses and other current assets                       413,848       1,779,269         475,066
                                                              ------------    ------------    ------------

       Total current assets                                      9,191,744      12,706,022      10,706,361

Property and equipment                                           7,852,953       6,262,517       9,231,280
Less accumulated depreciation and amortization                  (6,169,933)     (5,790,121)     (6,763,686)
                                                              ------------    ------------    ------------

                                                                 1,683,020         472,396       2,467,594
                                                              ------------    ------------    ------------

Security deposits                                                       --         116,128         389,397

Other assets                                                       447,213         356,680              --
                                                              ------------    ------------    ------------

                                                              $ 11,321,977      13,651,226      13,563,352
                                                              ============    ============    ============

See accompanying notes to financial statements.

                                                               March 31,             December 31,
                                                     ----------------------------        1998
          Liabilities and Stockholder's Deficit          1998            1997        (unaudited)
                                                     ------------    ------------    ------------
Current liabilities:

    Accounts payable                                 $  4,394,083       1,671,434       2,380,055
    Accrued expenses                                   10,277,690       4,870,443       5,596,268
    Accrued maintenance reserves                        5,612,605       2,025,055       6,707,267
    Due to affiliates                                  23,941,137       3,724,270      44,049,095
    Deferred revenue                                       36,552         306,248              --
    Current portion of note payable to
      International Air Leases, Inc.                    3,100,000       3,100,000       3,100,000
    Note payable to affiliates                          2,750,000       2,750,000       2,650,000
                                                     ------------    ------------    ------------

        Total current liabilities                      50,112,067      18,447,450      64,482,685
                                                     ------------    ------------    ------------

Stockholder's deficit:
    Common stock, $1 par value. Authorized,
      issued, and outstanding 100 shares                      100             100             100
    Additional paid-in capital                         30,240,436      30,240,436      35,240,436
    Accumulated deficit                               (69,030,626)    (35,036,760)    (86,159,869)
                                                     ------------    ------------    ------------

        Total stockholder's deficit                   (38,790,090)     (4,796,224)    (50,919,333)

Commitments and contingencies
                                                     ------------    ------------    ------------

                                                     $ 11,321,977      13,651,226      13,563,352
                                                     ============    ============    ============

                                 ARROW AIR, INC.
                          (A Wholly Owned Subsidiary of
                           Air Flite Operations, Inc.)

                            Statements of Operations

                                                                                                     Nine months ended
                                                                                                        December 31,
                                                              March 31,                                 (unaudited)
                                           -----------------------------------------------    ------------------------------
                                               1998             1997             1996             1998             1997
                                           -------------    -------------    -------------    -------------    -------------
Revenues:
   Scheduled cargo services                $  46,722,314       37,223,759       20,406,607       31,778,950       36,610,144
   ACMI services and charters                 40,767,619       31,982,697       16,982,140       33,605,767       30,583,085
   Other                                         592,381          119,042          113,060        2,205,720          413,766
                                           -------------    -------------    -------------    -------------    -------------

       Total operating revenues               88,082,314       69,325,498       37,501,807       67,590,437       67,606,995
                                           -------------    -------------    -------------    -------------    -------------

Operating expenses:
   Maintenance                                46,691,173       26,969,610       16,438,800       35,497,358       35,636,027
   Aircraft rent and insurance                21,209,774       17,885,900       11,010,188       15,484,029       16,031,140
   Aircraft and traffic servicing             10,254,231        8,085,692        4,517,919        6,800,712        7,574,663
   Flying operations                          29,690,061       22,574,495       11,715,734       19,803,939       23,599,000
   General and administrative                  3,746,393        2,888,908        4,651,758        3,305,460        1,625,054
   Selling                                     3,387,260        1,916,867          793,882        2,427,564        2,425,957
   Depreciation and amortization                 497,592          464,309          567,800          604,998          293,139
                                           -------------    -------------    -------------    -------------    -------------

       Total operating expenses              115,476,484       80,785,781       49,696,081       83,924,060       87,184,980
                                           -------------    -------------    -------------    -------------    -------------

       Operating loss                        (27,394,170)     (11,460,283)     (12,194,274)     (16,333,623)     (19,577,985)
                                           -------------    -------------    -------------    -------------    -------------

Other income (expense):
   FAA remedial payment and related fees      (5,000,000)              --         (340,000)              --       (5,000,000)
   Interest:
     Affiliates                               (1,598,666)        (569,400)        (755,385)        (792,069)      (1,355,093)
     Other                                       143,602          183,867          265,193           65,227          120,442
   Other                                        (144,632)         (28,716)            (671)         (68,778)        (139,212)
                                           -------------    -------------    -------------    -------------    -------------

                                              (6,599,696)        (414,249)        (830,863)        (795,620)      (6,373,863)
                                           -------------    -------------    -------------    -------------    -------------

       Net loss                            $ (33,993,866)     (11,874,532)     (13,025,137)     (17,129,243)     (25,951,848)
                                           =============    =============    =============    =============    =============

See accompanying notes to financial statements.

                                 ARROW AIR, INC.
                          (A Wholly Owned Subsidiary of
                           Air Flite Operations, Inc.)

                      Statements of Stockholder's Deficit

                                   Common stock
                            -------------------------    Additional                     Total
                               Number         Par         paid-in     Accumulated    stockholder's
                             of shares       value        capital       deficit        deficit
                            -----------   -----------   -----------   -----------    -------------
Balance at March 31, 1995           100   $       100    13,781,436   (10,137,091)       3,644,445

   Capital contribution              --            --     4,959,000            --        4,959,000

   Net loss                          --            --            --   (13,025,137)     (13,025,137)
                            -----------   -----------   -----------   -----------    -------------

Balance at March 31, 1996           100           100    18,740,436   (23,162,228)      (4,421,692)

   Capital contribution              --            --    11,500,000            --       11,500,000

   Net loss                          --            --            --   (11,874,532)     (11,874,532)
                            -----------   -----------   -----------   -----------    -------------

Balance at March 31, 1997           100           100    30,240,436   (35,036,760)      (4,796,224)

   Net loss                          --            --            --   (33,993,866)     (33,993,866)
                            -----------   -----------   -----------   -----------    -------------

Balance at March 31, 1998           100           100    30,240,436   (69,030,626)     (38,790,090)

   Capital contribution
      (unaudited)                    --            --     5,000,000            --        5,000,000

   Net loss (unaudited)              --            --            --   (17,129,243)     (17,129,243)
                            -----------   -----------   -----------   -----------    -------------

Balance at December 31,
   1998 (unaudited)                 100   $       100    35,240,436   (86,159,869)     (50,919,333)
                            ===========   ===========   ===========   ===========    =============

See accompanying notes to financial statements.

                                 ARROW AIR, INC.
                          (A Wholly Owned Subsidiary of
                           Air Flite Operations, Inc.)

                            Statements of Cash Flows

                                                                                                             Nine months ended
                                                                                                                December 31,
                                                                          March 31,                             (unaudited)
                                                         -------------------------------------------    ---------------------------
                                                             1998           1997            1996            1998           1997
                                                         ------------   ------------    ------------    ------------   ------------
Cash flows from operating activities:
   Net loss                                              $(33,993,866)   (11,874,532)    (13,025,137)    (17,129,243)   (25,951,848)
     Adjustments to reconcile net loss to net cash
       used in operating activities:
        Deferred revenue recognized                          (269,696)       (93,752)             --         (36,552)      (191,092)
        Depreciation and amortization                         497,592        464,309         567,800         604,998        293,139
        Provision for doubtful accounts                       429,708        520,000          50,000         260,000        390,000
        Changes in operating assets and liabilities:
        Decrease (increase) in:
          Trade accounts receivable                         1,562,681     (3,072,510)        642,283      (1,409,948)     1,700,820
          Due from affiliates                                  15,880        (15,880)      1,566,183              --         15,880
          Inventories                                              --             --       1,069,205              --             --
          Prepaid expenses and other current assets         1,365,421       (329,574)       (731,341)        (61,218)     1,616,969
          Security deposits                                   116,128        (30,422)        311,816        (389,397)       (60,000)
          Other assets                                        (90,533)      (356,680)             --         447,213       (299,141)
        Increase (decrease) in:
          Accounts payable                                  2,722,649       (119,735)      1,414,838      (2,014,028)       255,326
          Accrued expenses                                  5,407,247        608,143      (1,685,726)     (4,681,422)     6,250,464
          Accrued maintenance reserves                      3,587,550        400,725         657,476       1,094,662      9,693,203
          Due to affiliates                                   567,647             --              --              --             --
                                                         ------------   ------------    ------------    ------------   ------------

             Net cash used in operating activities        (18,081,592)   (13,899,908)     (9,162,603)    (23,314,935)    (6,286,280)
                                                         ------------   ------------    ------------    ------------   ------------

Cash flows from investing activities:
   Capital expenditures                                    (1,708,216)        (6,000)        (66,912)     (1,389,572)    (1,344,482)
   Purchases of certificates of deposit                      (137,623)      (137,080)             --        (135,000)      (100,000)
   Proceeds from maturities of certificates of deposit        137,080        136,553         190,686         137,623        137,080
                                                         ------------   ------------    ------------    ------------   ------------

             Net cash (used in) provided by
              investing activities                         (1,708,759)        (6,527)        123,774      (1,386,949)    (1,307,402)
                                                         ------------   ------------    ------------    ------------   ------------

Cash flows from financing activities:
   Net advances from affiliates                            19,649,220     12,061,141       5,499,090      20,107,958      7,775,385
   Capital contribution                                            --             --              --       5,000,000             --
   Cash received from business incentive agreement                 --        400,000              --              --             --
   Payments made on notes payable to affiliates                    --             --              --        (100,000)            --
                                                         ------------   ------------    ------------    ------------   ------------

        Net cash provided by financing activities          19,649,220     12,461,141       5,499,090      25,007,958      7,775,385

        Net (decrease) increase in cash
          and cash equivalents                               (141,131)    (1,445,294)     (3,539,739)        306,074        181,703

Cash and cash equivalents, beginning of period              2,089,925      3,535,219       7,074,958       1,948,794      2,089,925
                                                         ------------   ------------    ------------    ------------   ------------

Cash and cash equivalents, end of period                 $  1,948,794      2,089,925       3,535,219       2,254,868      2,271,628
                                                         ============   ============    ============    ============   ============



Supplemental disclosures of cash flow information:
   Interest paid                                                   --        305,359         617,508              --             --

Supplemental schedule of noncash investing
  and financing activities:
   Capital contributions recorded in
     settlement of due to affiliates                     $         --     11,500,000                              --             --
                                                         ============   ============    ============    ============   ============

   Capital contribution for tax benefit
   allocated to the Company by the Parent                $         --             --       4,959,000              --             --
                                                         ============   ============    ============    ============   ============

   Note payable assumed in settlement of
     due to affiliates, net                              $                                 2,750,000              --             --
                                                         ============   ============    ============    ============   ============

See accompanying notes to financial statements.

                                 ARROW AIR, INC.
                          (A Wholly Owned Subsidiary of
                           Air Flite Operations, Inc.)

                          Notes to Financial Statements

                             March 31, 1998 and 1997

(1)   Summary of Significant Accounting Policies and Practices

      (a)   Description of Business

            Arrow Air, Inc. (the "Company") operates as a scheduled and charter cargo air carrier under a Federal Aviation Administration ("FAA")
            Part 121 Certificate. The Company is a wholly owned subsidiary of Air Flite Operations, Inc. ("Air Flite" or "Parent"), which is a subsidiary of International Air Leases, Inc. ("International"). The Company has and will remain economically dependent on International for additional credit or advances until it achieves profitable operations. (See note 15.)

      (b)   Interim Financial Statements

            The financial statements as of December 31, 1998 and for the nine-month periods ended December 31, 1998 and 1997, and all related footnote information for these periods, are unaudited, and reflect all normal and recurring adjustments which are, in the opinion of management, necessary for a fair presentation of the financial position, operating results and cash flows for the interim periods. The results of operations for the nine-months ended December 31, 1998 are not necessarily indicative of the results to be achieved for the entire fiscal year ending March 31, 1999.

      (c)   Use of Estimates

            Management of the Company has made a number of estimates and assumptions relating to the reporting of assets and liabilities and the disclosure of contingent assets and liabilities to prepare these financial statements in conformity with generally accepted accounting principles. Actual results could differ from those estimates.

      (d)   Cash and Cash Equivalents

            For purposes of the statements of cash flows, the Company considers all highly liquid debt instruments with original maturities of three months or less to be cash equivalents.

      (e)   Certificates of Deposit

            At March 31, 1998 and 1997, the Company had certificates of deposit guaranteeing two standby letters of credit expiring in August 1998 and August 1997, respectively, amounting to $100,000.

      (f)   Property and Equipment

            Property and equipment are carried at cost. Depreciation is computed using the straight-line method over the estimated useful lives of the assets. Amortization of leasehold improvements is computed using the straight-line method over the estimated useful life or the remaining lease term, whichever is shorter. When assets are retired or otherwise disposed of, the cost and related accumulated depreciation are removed from the accounts and any resulting gain or loss is recognized in operations for the period. The cost of maintenance and repairs is charged to operations as incurred.

                                 ARROW AIR, INC.
                          (A Wholly Owned Subsidiary of
                           Air Flite Operations, Inc.)

                          Notes to Financial Statements

                             March 31, 1998 and 1997

      (g)   Revenue Recognition

            Revenue for scheduled cargo services, aircraft, crew, maintenance and insurance ("ACMI") services and charters are recognized as earned when the transportation is provided.

      (h)   Maintenance

            The Company records maintenance expense for the estimated costs of overhauls based on block hours flown. The provisional rate per block hour is adjusted periodically to reflect actual experience in the costs of overhauls.

      (i)   Income Taxes

            The Company is included with its Parent and affiliates in filing consolidated U.S federal and state income tax returns. For financial reporting purposes, the Company calculates its income taxes as if the Company filed its federal and state income tax returns on a stand alone basis. Any differences between tax expense (or benefit) allocated and payment made (or received from) the Parent for tax expense (or benefit) are treated as capital transactions. For the years ended March 31, 1998, 1997 and 1996 there were $0, $0 and $4,959,000, respectively, of capital contributions from the Parent as a result of tax benefits allocated to the Company.

            Deferred tax assets and liabilities are recognized for the estimated future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to be applied to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

      (j)   New Accounting Pronouncements

            On April 1, 1998, the Company adopted SFAS No. 130, "Reporting Comprehensive Income." SFAS No. 130 establishes standards for reporting and presentation of comprehensive income and its components in a full set of financial statements. SFAS No. 130 requires only additional disclosures in the financial statements; it does not affect the Company's financial position or results of operations. For the years ended March 31, 1998, 1997 and 1996, comprehensive loss is equal to net loss.

            In June 1997, the Financial Accounting Standards board issued SFAS No. 131, "Disclosures About Segments of an Enterprise and Related Information." SFAS No. 131 requires companies to present segment information using the management approach. The management approach is based upon the way that management organizes the segments within a Company for making

                                 ARROW AIR, INC.
                          (A Wholly Owned Subsidiary of
                           Air Flite Operations, Inc.)

                          Notes to Financial Statements

                             March 31, 1998 and 1997

            operating decisions and assessing performance. SFAS No. 131 is effective for the Company for the fiscal year beginning April 1, 1999. Adoption of this standard will not impact the Company's financial position, results of operations or cash flows, and any effect will be limited to the form and content of its disclosures.

            In June 1998, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 133, "Accounting for Derivative Instruments and Hedging Activities". SFAS No. 133 establishes methods for derivative financial instruments and hedging activities related to those instruments, as well as other hedging activities. The Company will be required to implement SFAS No. 133 for the year ending March 31, 2000. Because the Company does not currently hold any derivative instruments and does not engage in hedging activities, the Company does not expect that the adoption of SFAS No. 133 will have a material impact on its financial position or results of operations.

            In April 1998, the AICPA issued SOP No. 98-5, "Reporting on the Costs of Start-Up Activities," SOP No. 98-5 requires that all start-up costs related to new operations must be expensed as incurred. In addition, all start-up costs that were capitalized in the past must be written off when SOP No. 98-5 is adopted. The Company adopted SOP No. 98-5 beginning April 1, 1999. The adoption of SOP No. 98-5 did not have a material impact on the Company's financial position or results of operations since the Company did not have any capitalized start-up costs.

      (k)   Reclassifications

            Certain reclassifications were made to the 1997 and 1996 financial statements to conform with the 1998 presentation.

(2)   Business Risk

      The Company is impacted by the general economic conditions of the commercial aviation industry. The Company's industry is also subject to regulation by various governmental agencies with responsibilities over civil aviation. Increased regulations imposed by organizations such as the Federal Aviation Administration (the "FAA") and the Civil Aviation Authority may significantly affect industry operations. Accordingly, economic and regulatory changes in the marketplace may affect management's estimates and future performance.

(3)   Related-Party Transactions

      At March 31, 1998 and 1997, the Company has an outstanding note payable to International. The note bears interest at 6 percent per annum and requires interest-only monthly payments for the first 18 consecutive months. The note is being amortized starting on the twenty-first month, December 31, 1996, via 20 equal consecutive quarterly installments of principal and interest amounting to $180,562. At March 31, 1998, the note is in default and is accruing interest at the default rate of 18 percent.

                                 ARROW AIR, INC.
                          (A Wholly Owned Subsidiary of
                           Air Flite Operations, Inc.)

                          Notes to Financial Statements

                             March 31, 1998 and 1997

      At March 31, 1998 and 1997, the Company has an outstanding note payable to an affiliate. The note bears interest at 6 percent per annum payable quarterly on the unpaid balance. The terms of the note require 20 equal consecutive quarterly installments of principal beginning January 5, 1997. At March 31, 1998, the note is in default since the principal payment due January 5, 1997 was not paid. At March 31, 1998, the note is accruing interest at the default rate of 18 percent.

      During the years ended March 31, 1998, 1997 and 1996 the Company acquired approximately $624,200, $495,300 and $373,600, respectively, related to the purchase of parts for aircraft maintenance from an affiliate.

      At March 31, 1998, the Company leased eleven aircraft under operating leases from International and its subsidiaries and one from an affiliate.

      The following is a schedule of future minimum lease payments at March 31, 1998 for operating leases (with initial noncancelable lease terms in excess of one year):

                         Year ending
                          March 31,          Amount
                         -----------     ------------
                             1999        $ 18,327,613
                             2000          13,522,668
                             2001          11,976,000
                             2002           9,318,000
                             2003           1,620,000
                          Thereafter          901,452
                                         ------------

                                         $ 55,665,733
                                         ============

     Aircraft-rental expense under the leases above during the years ended March
      31, 1998, 1997 and 1996, approximated $18,657,000, $12,875,000 and
     $7,212,000, respectively. Maintenance reserves and other maintenance charges from International and its subsidiaries approximated $12,941,000, $7,940,000 and $5,187,000 for the years ended March 31, 1998, 1997 and
     1996, respectively (see note 15).

                                 ARROW AIR, INC.
                          (A Wholly Owned Subsidiary of
                           Air Flite Operations, Inc.)

                          Notes to Financial Statements

                             March 31, 1998 and 1997

(4)   Property and Equipment

      Property and equipment consists of the following at:

                                              March 31            December 31,
                                    --------------------------        1998        Estimated
                                        1998           1997       (unaudited)   useful lives
                                    -----------    -----------    -----------   ------------
Flight equipment                    $ 3,344,753      2,489,274      4,366,303      5 years

Improvements to leased flight
  equipment                           1,183,722        850,127      1,183,722   Life of lease
Ground equipment                      2,383,005      2,005,440      2,427,260      5 years
Office furniture and equipment          917,676        917,676      1,105,663     3-5 years
Leasehold and other improvements         23,797             --        148,332      5 years
                                    -----------    -----------    -----------
                                      7,852,953      6,262,517      9,231,280
Less accumulated depreciation and
  amortization                       (6,169,933)    (5,790,121)    (6,763,686)
                                    -----------    -----------    -----------

                                    $ 1,683,020        472,396      2,467,594
                                    ===========    ===========    ===========

      Depreciation and amortization of property and equipment charged to operations totaled $497,592, $464,309 and $567,800 for the years ended March 31, 1998, 1997 and 1996, respectively.

(5)   Accrued Expenses

      The following is a summary of accrued expenses:

                                             March 31,            December 31,
                                     -------------------------        1998
                                        1998           1997        (unaudited)
                                     -----------     ---------    ------------

      Salaries, wages and benefits   $ 2,141,236     1,278,035       1,175,796
      Legal contingency (note 11)      5,000,000            --              --
      Interest                           319,905       401,919         991,243
      Landing, ground handling
         and navigation fees             796,689       859,894         965,708
      Insurance                          652,019       375,500          83,572
      Other                            1,367,841     1,955,095       2,379,949
                                     -----------     ---------    ------------

                                     $10,277,690     4,870,443       5,596,268
                                     ===========     =========    ============

                                 ARROW AIR, INC.
                          (A Wholly Owned Subsidiary of
                           Air Flite Operations, Inc.)

                          Notes to Financial Statements

                             March 31, 1998 and 1997

(6)   Fair Value Information

      The carrying amounts for cash, trade accounts receivable, and current liabilities approximate fair value because of the short maturity of these instruments. The fair value of notes payable to affiliate approximates fair value due to the default interest rate of 18 percent that these instruments are accruing at.

(7)   Income Taxes

      Income tax expense (benefit) for the years ended March 31, 1998, 1997 and 1996 is $-0-.

      The following is a reconciliation of the "expected" income tax benefit (computed by applying the U.S. federal corporate income tax rate of 34 percent to loss before income taxes) and the actual income tax benefit for the year ended March 31, 1998, 1997 and 1996.

                                                                 1998            1997            1996
                                                             ------------    ------------    ------------
      Computed "expected" income tax benefit                 $(11,557,914)     (4,037,341)     (4,428,547)
      Increase (reduction) in income taxes resulting from:
         Change in valuation for deferred tax asset            10,893,443       4,422,670       4,851,100
         State income taxes, net of federal income tax
           benefit                                               (626,406)       (254,317)       (326,618)
         Penalties                                              1,700,000              --              --
         Other, net                                              (409,123)       (131,012)        (95,935)
                                                             ------------    ------------    ------------

                                                             $         --              --              --
                                                             ============    ============    ============

      As of March 31, 1998 and 1997, the Company had a total net deferred tax asset of $-0-. The tax effects of temporary differences between financial statement carrying amounts and tax basis of assets that give rise to significant portions of the deferred tax assets as of March 31, 1998 and 1997 were as follows:

                                                                 1998            1997
                                                             ------------    ------------
      Deferred tax assets:
         Accounts receivable, principally due to allowance
           for returns and doubtful accounts                 $    617,073         457,028
         Net operating loss carryforwards                      18,157,904       8,759,237
         Compensation absences, principally due to accrual
           for financial reporting purposes                       130,730         132,190
         Reserves                                               2,090,414         754,223
                                                             ------------    ------------
           Total gross deferred tax assets                     20,996,121      10,102,678
           Less valuation allowance                           (20,996,121)    (10,102,678)

           Net deferred tax assets                           $         --              --
                                                             ============    ============

                                 ARROW AIR, INC.
                          (A Wholly Owned Subsidiary of
                           Air Flite Operations, Inc.)

                          Notes to Financial Statements

                             March 31, 1998 and 1997

      The valuation allowance for deferred tax assets at March 31, 1998 and 1997 was $20,996,121 and $10,102,678, respectively. The net change in the total valuation allowance for the years ended March 31, 1998 and 1997 was an increase of $10,893,443 and $4,422,670, respectively.

(8)   401(k) Plan

      The Company has a 401(k) plan for its employees. Eligible participants include all employees over 21 years of age who have completed six months of service. Participants are able to contribute between 1 percent and 20 percent of their compensation, for which the Company will match 25 percent of the first 4 percent of the participant's compensation, up to a maximum of $1,000 per year. Amounts matched by the Company are fully vested to the participant after five years. For the years ended March 31, 1998, 1997 and 1996, the Company's matching amounts were approximately $49,000, $46,000 and $34,000, respectively.

      It has recently come to the Company's attention that Form 5500, "Return/Report of Employee Benefit Plan" has not been filed by the Company for the prior eight (8) years. Immediately upon discovery of this omission, the Company secured the services of professional experts in the area of preparing and filing Form 5500. The retained professionals, together with the Company's management, are implementing an aggressive plan of action to complete and file the required Form 5500s. Management believes that this voluntary and immediate corrective action undertaken by the Company to address this omission should mitigate any adverse consequences. In management's opinion this noncompliance issue will not have a material adverse effect on the Company's financial position or results of operations.

(9)   Year 2000 (Unaudited)

      The Company utilizes a number of computer systems, including applications to facilitate its cargo, flight and maintenance operations and for sales and marketing and various other administrative functions. The Company has undertaken a preliminary evaluation of its principal computer systems to determine whether any problems may exist related to the Year 2000. The Year 2000 issue is the result of computer programs being written using two digits rather than four to define the applicable years.

                                 ARROW AIR, INC.
                          (A Wholly Owned Subsidiary of
                           Air Flite Operations, Inc.)

                          Notes to Financial Statements

                             March 31, 1998 and 1997

      Third-party hardware and software used by the Company are, for the most part, Year 2000 compliant; those that are not compliant will be upgraded or replaced. Initial review of the Company's DC-8 and L-1011 aircraft computer systems indicate that most of the systems are compliant. The Company has also initiated formal communications with all of its significant suppliers, vendors and/or large customers to determine the extent to which the Company is vulnerable to those third parties' failure to remediate their own Year 2000 issue. Assuming that remediation projects can be implemented as planned, the Company believes future costs relating to the Year 2000 issue, which will be expensed as incurred, will not have a material adverse effect on the Company's business, operations or financial condition.

      While the Company believes it is taking all the necessary steps to assure its Year 2000 compliance, it is dependent on key business partner compliance to some extent. The Company plans to have all company controllable systems tested and compliant by mid-1999. The Year 2000 problem is pervasive and complex as virtually all computer systems worldwide will be affected in some way. Consequently, no assurance can be given that all Company used third-party systems and vendors/suppliers can achieve Year 2000 compliance.

(10)  Federal Aviation Administration ("FAA") Investigation

      The Company's operations were temporarily suspended by the FAA from March 17, 1995 to June 9, 1995, following an FAA investigation. On March 17, 1995, the Company agreed to temporarily suspend operations after the FAA charged that the Company had failed to keep adequate maintenance records. On April 29, 1995, the Company reached a settlement with the FAA which provided for the resumption of its operations upon satisfactory completion of the following conditions: (i) the Company pays $1.5 million as a remedial payment to defray costs of the FAA's investigation, (ii) the Company replaces certain key management personnel, and (iii) the Company demonstrates to the FAA that it is qualified and capable of exercising the privileges of the holder of an air-carrier operating certificate. On June 9, 1995, the FAA issued an Abatement of Order of Suspension and the Company commenced operations. In addition to the $1.5 million settlement, management of the Company also accrued at March 31, 1996 approximately $340,000 in legal and consulting fees associated with the FAA's investigation.

(11)  Grand Jury Investigation and Subsequent Event

      The Company was investigated by a federal grand jury for alleged criminal violations of the Federal Aviation Regulations. The focus of the grand jury specifically related to the placement of incorrect tags on parts removed by the Company from an aircraft that it was contracted to dismantle. Subsequent to March 31, 1998, the Company plead guilty to a six count information and paid a total of $5 million in connection with the Grand Jury Investigation. The $5 million, which was accrued at

                                 ARROW AIR, INC.
                          (A Wholly Owned Subsidiary of
                           Air Flite Operations, Inc.)

                          Notes to Financial Statements

                             March 31, 1998 and 1997

      December 31, 1997 (unaudited), was divided as follows: (i) a $3 million fine and (ii) a $2 million restitution to Embry Riddle University to help finance the school's aerospace safety program. The Company was placed on probation for a five-year period or until such time that the court is satisfied that the Company's corporate compliance program has been implemented and is an effective program to deter and detect criminal activity.

(12)  Rich International Airways, Inc.

      The Company entered into an agreement with Rich International Airways, Inc. ("Rich") for the purpose of operating two (2) L1011-200F aircraft under an ACMI Agreement (aircraft, crew, maintenance and insurance)(the "Agreement") during the summer of 1996. Rich filed an adversary proceeding against the Company for payment of approximately $1.4 million under the Agreement. Discovery on this case has been completed and the case is anticipated to go to trial in the summer of 1999. The Company has not accrued for any potential loss contingency related to this claim. The Company believes that the ultimate outcome of the above matter will not adversely affect the Company's financial condition.

(13)  Commitments and Contingencies

      In addition to the matters noted above (notes 10, 11 and 12), the Company is involved in various other litigation arising out of the ordinary course of business. Management believes that the results of such litigation will not have a material effect on the Company's financial condition or results of operations.

      The Company joins with its Parent, International and other affiliates and file consolidated U.S. federal and state income tax returns. The Internal Revenue Service ("IRS") has completed an examination of the consolidated federal income tax returns for fiscal years 1987 through 1992 and has proposed certain adjustments relating to the timing of deductions taken. International is engaged in settlement discussions with the IRS Appeals Officer assigned the subject tax matter. International is analyzing the impact of alternative settlement proposal. Accordingly, management believes it is too early to access the possible outcome of the settlement discussions. The statute of limitations for the years at issue have been extended under a Form 872-A. In the event the taxing authorities made an assessment against International, Arrow Air, as a member of the consolidated group for the years under investigation, would be jointly and severally liable for any assessment or penalties. In the opinion of management, the ultimate resolution of the proposed adjustments will not have a material adverse effect on the Company's financial position or results of operations.

                                 ARROW AIR, INC.
                          (A Wholly Owned Subsidiary of
                           Air Flite Operations, Inc.)

                          Notes to Financial Statements

                             March 31, 1998 and 1997

(14)  Segment Information and Concentration of Credit Risk

      Substantially all of the Company's revenues are derived from domestic and Latin American transportation and/or forwarding of air freight and express shipments. Domestic is defined as any shipment with an origin and destination within the U.S., Puerto Rico or Canada. One of the Company's customer represents 13.4 percent, 6.7 percent, and 5.7 percent of total revenues as of March 31, 1998, 1997 and 1996, respectively, and 5.9 percent and 2.9 percent of net accounts receivable as of March 31, 1998 and 1997, respectively. As of December 31, 1998, the customer did not renew the charter agreement it had with the Company.

                                            Years ended March 31,
                                 -----------------------------------------
                                    1998           1997           1996
                                 -----------    -----------    -----------
      Revenues:
        Domestic                 $52,346,703     36,347,749     23,113,293
        International             35,735,611     32,977,749     14,388,514
                                 -----------     ----------     ----------

              Total              $88,082,314     69,325,498     37,501,807
                                 ===========     ==========     ==========

(15)  Subsequent Events

      On November 12, 1998, International entered into a stock purchase agreement with International Air Leases of PR, Inc. ("IALPR") to sell all of the capital stock of International and certain subsidiaries of International (including Air Flite Operations, Inc. and Arrow Air, Inc.) to IALPR. The sale was completed on February 10, 1999 and Arrow Air, Inc. became a wholly owned subsidiary of IALPR.

      On February 5, 1999 as amended, IALPR entered into a stock purchase agreement (the "Stock Purchase Agreement") with Fine Air Services Corp. ("Fine Air") to sell all of the capital stock of Arrow Air, Inc. and certain operating assets. This transaction was completed on April 9, 1999 ( the "Closing Date" ) and Arrow Air, Inc. became a wholly owned subsidiary of Fine Air. The operating assets acquired by Fine Air exclude the following (the "Excluded Assets"): (a) all cash, marketable securities, bank accounts and related cash items of Arrow Air; (b) all accounts receivable or other rights of Arrow Air to receive payments from customers as of the Closing Date (the "Receivables"); provided, however, that the Receivables shall not include any lease obligations or other debts, accruals or liabilities in existence prior to the Closing date owed to IALPR or its subsidiaries by Arrow Air under any operating or capitalized lease to which Arrow Air shall be the lessee. All such Excluded Assets shall be retained by IALPR on and following the Closing Date. On the Closing Date, Fine Air shall assume and be responsible to pay for and perform only the obligation for all "C" checks and "D" maintenance checks, and overhauls and repairs on engines and/or rotables which are in process as of the Closing Date (the "Assumed Liabilities"). Except for the Assumed Liabilities neither Fine Air or Arrow Air, nor any other

                                 ARROW AIR, INC.
                          (A Wholly Owned Subsidiary of
                           Air Flite Operations, Inc.)

                          Notes to Financial Statements

                             March 31, 1998 and 1997

      subsidiary of Fine Air shall assume or otherwise be liable or responsible to pay or perform any obligations, claims, liabilities, costs, debts, charges, accruals penalties, fines, expenses or other obligations of any kind or description relating to (a) the ownership and/or operators of IALPR and any other direct or indirect subsidiary of IALPR at any time, whether prior to or following the Closing Date, or (b) the ownership or operation of the business of Arrow Air at any time up to and including the Closing Date (collectively, the "Excludes Liabilities").

      The Excluded Liabilities shall include, without limitation, all accounts payable, accrued expense, indebtedness for money borrowed, capitalized lease obligations, and any accrued obligations to pay for all "C" and "D" maintenance checks, and overhauls and repairs on engines and/or rotables which have been completed as of the Closing Date. The Stock Purchase Agreement also provided for any indemnification from IALPR to Fine Air whereby IALPR agrees that it will indemnify Fine Air an Arrow Air from and against demand for payment of, any and all liabilities, obligations, losses, damages, deficiencies, interest, penalties, claims, suits, actions, costs, expenses and disbursements arising from the operation of Arrow Air at any time up to the Closing Date.

      Also on February 5, 1999, as amended, IALPR's entered into an agreement for the purchase and sale of assets with Fine Air to sell a total of 17 aircraft and certain other assets to Fine Air. The 17 aircraft purchased by Fine Air include all of the aircraft that Arrow Air operated and leased from International. These aircraft leases terminated with International upon the closing of the sale to Fine Air on March 10, 1999 and Arrow Air entered into new aircraft leases for its fleet with a subsidiary of Fine Air.